Exhibit (i)


                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757
                              www.drinkerbiddle.com

                               September 28, 2009

Allegiant Funds
760 Moore Road
King of Prussia, PA  19406

Ladies and Gentlemen:

     We have acted as counsel to Allegiant Funds, a Massachusetts business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 86 (the "Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering an indefinite number of shares of each of the classes of shares listed on Schedule 1 to this opinion (collectively, the "Shares").

     The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value. The Board of Trustees of the Trust has the power to designate one or more series ("Series") of shares and to classify or reclassify any unissued shares with respect to such Series. The Board of Trustees of the Trust also has the power to designate separate classes of shares within the same Series. The Board of Trustees has previously authorized the issuance of the Shares to the public.

     We have reviewed the Trust's Declaration of Trust, Code of Regulations, resolutions of its Board of Trustees and such other legal and factual matters as we have deemed appropriate. We have also relied upon an opinion of K&L Gates LLP, local Massachusetts counsel to the Trust, as to matters to which the laws of the Commonwealth of Massachusetts are applicable. We assume that the Shares have been or will be issued against payment therefor as described in the Trust's applicable Prospectuses.

Allegiant Funds
September 28, 2009
Page 2

     This opinion is based exclusively on Massachusetts law and the federal securities laws of the United States of America.

     Based upon the foregoing, it is our opinion that the Shares when issued will be validly issued, fully paid and non-assessable by the Trust.

     We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Declaration of Trust disclaims shareholder liability for claims against the Trust. The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or other undertaking made or issued by the Trust's trustees or officers shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as trustees or officers and that the obligations of such instrument are not binding upon the Trust's shareholders individually but are binding only upon the assets and property of the Trust or a particular Series thereof. The Declaration of Trust provides for indemnification, out of the assets of the Series of which a shareholder owns or owned Shares, for any and all loss or expense for which the shareholder shall be charged or held personally liable solely by reason of the shareholder being or having been such a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant Series itself would be unable to meet its obligations.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Trust's Registration Statement.

                                        Very truly yours,


                                        /s/ Drinker Biddle & Reath LLP
                                        DRINKER BIDDLE & REATH LLP

                                   SCHEDULE 1

Balanced Allocation Fund
   Class AA                                     Class I Shares
   Class AA - Special Series 1                  Class A Shares
   Class AA - Special Series 3                  Class C Shares
International Equity Fund
   Class U                                      Class I Shares
   Class U - Special Series 1                   Class A Shares
   Class U - Special Series 3                   Class C Shares
Large Cap Core Equity Fund
   Class W                                      Class I Shares
   Class W - Special Series 1                   Class A Shares
   Class W - Special Series 3                   Class C Shares
Large Cap Growth Fund
   Class H                                      Class I Shares
   Class H - Special Series 1                   Class A Shares
   Class H - Special Series 3                   Class C Shares
Large Cap Value Fund
   Class M                                      Class I Shares
   Class M - Special Series 1                   Class A Shares
   Class M - Special Series 3                   Class C Shares
Mid Cap Value Fund
   Class PP                                     Class I Shares
   Class PP - Special Series 1                  Class A Shares
   Class PP - Special Series 3                  Class C Shares
Multi-Factor Small Cap Core Fund
   Class GGG                                    Class I Shares
   Class GGG - Special Series 1                 Class A Shares
   Class GGG - Special Series 3                 Class C Shares
Multi-Factor Small Cap Growth Fund
   Class HHH                                    Class I Shares
   Class HHH - Special Series 1                 Class A Shares
   Class HHH - Special Series 2                 Class C Shares
Multi-Factor Small Cap Value Fund
   Class N                                      Class I Shares
   Class N - Special Series 1                   Class A Shares
   Class N - Special Series 3                   Class C Shares

S&P 500 Index Fund
   Class V                                      Class I Shares
   Class V - Special Series 1                   Class A Shares
   Class V - Special Series 3                   Class C Shares
Small Cap Core Fund
   Class EEE                                    Class I Shares
   Class EEE - Special Series 1                 Class A Shares
   Class EEE - Special Series 3                 Class C Shares
Bond Fund
   Class R                                      Class I Shares
   Class R - Special Series 1                   Class A Shares
   Class R - Special Series 3                   Class C Shares
Government Mortgage Fund
   Class DD                                     Class I Shares
   Class DD - Special Series 1                  Class A Shares
   Class DD - Special Series 3                  Class C Shares
High Yield Bond Fund
   Class QQ                                     Class I Shares
   Class QQ - Special Series 1                  Class A Shares
Intermediate Bond Fund
   Class I                                      Class I Shares
   Class I - Special Series 1                   Class A Shares
   Class I - Special Series 3                   Class C Shares
Limited Maturity Bond Fund
   Class O                                      Class I Shares
   Class O - Special Series 1                   Class A Shares
   Class O - Special Series 3                   Class C Shares
Total Return Advantage Fund
   Class P                                      Class I Shares
   Class P - Special Series 1                   Class A Shares
   Class P - Special Series 3                   Class C Shares
Ultra Short Bond Fund
   Class SS                                     Class I Shares
   Class SS - Special Series 1                  Class A Shares
   Class SS - Special Series 3                  Class C Shares
Intermediate Tax Exempt Bond Fund
   Class L                                      Class I Shares
   Class L - Special Series 1                   Class A Shares
   Class L - Special Series 3                   Class C Shares

Michigan Intermediate Municipal Bond Fund
   Class HH                                     Class I Shares
   Class HH - Special Series 1                  Class A Shares
   Class HH - Special Series 3                  Class C Shares
Ohio Intermediate Tax Exempt Bond Fund
   Class K                                      Class I Shares
   Class K - Special Series 1                   Class A Shares
   Class K - Special Series 3                   Class C Shares
Pennsylvania Intermediate Municipal Bond Fund
   Class T                                      Class I Shares
   Class T - Special Series 1                   Class A Shares
   Class T - Special Series 3                   Class C Shares
Government Money Market Fund
   Class B                                      Class I Shares
   Class B - Special Series 1                   Class A Shares
Money Market Fund
   Class A                                      Class I Shares
   Class A - Special Series 1                   Class A Shares
   Class A - Special Series 3                   Class C Shares
Ohio Municipal Money Market Fund
   Class BB                                     Class I Shares
   Class BB - Special Series 1                  Class A Shares
   Class BB - Special Series 6                  Class T Shares
Pennsylvania Tax Exempt Money Market Fund
   Class Q                                      Class I Shares
   Class Q - Special Series 1                   Class A Shares
   Class Q - Special Series 6                   Class T Shares
Tax Exempt Money Market Fund
   Class D                                      Class I Shares
   Class D - Special Series 1                   Class A Shares
   Class D - Special Series 6                   Class T Shares
Treasury Money Market Fund
   Class C                                      Class I Shares
   Class C - Special Series 1                   Class A Shares
Maryland Tax Exempt Bond Fund
   Class JJJ                                    Class I Shares
   Class JJJ - Special Series 1                 Class A Shares
   Class JJJ - Special Series 3                 Class C Shares

Tax Exempt Limited Maturity Bond Fund
   Class KKK                                    Class I Shares
   Class KKK - Special Series 1                 Class A Shares
   Class KKK - Special Series 3                 Class C Shares